Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

BRE/ Grosvenor Shareholder S.A.R.L.

Luxembourg

We have audited the accompanying consolidated balance sheets of BRE/ Grosvenor Shareholder S.A.R.L ( “Company”) and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years then ended These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

London, United Kingdom

November 13, 2006

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands of US Dollars, Except Share Data)

	December 31, 2005	December 31, 2004
Assets

Property and equipment, net	$83,883	$90,090
Beneficial leasehold interest, net	14,032	16,014

Cash and cash equivalents	5,197	4,082
Restricted cash	4	790
Accounts receivable	6,357	4,743
Loans receivable from related parties	18,781	21,027
Other assets	5,068	4,861

Total assets	$133,322	$141,607

Liabilities and Shareholder’s Deficit
Liabilities:
Secured bank loan	$70,639	$81,302
Loans payable to related parties	60,675	50,182
Accounts payable and accrued expenses	16,965	17,488

Total liabilities	148,279	148,972

Shareholder’s deficit:
Share capital ($30 par value (original amount: €25), 500 shares authorized and issued)	15	15
Accumulated deficit	(15,940)	(7,136)
Accumulated other comprehensive income (loss)	968	(244)

Total shareholder’s deficit	(14,957)	(7,365)

Total liabilities and shareholder’s deficit	$133,322	$141,607

The accompanying notes to the financial statements are an integral part of these statements.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2005 and 2004

(In Thousands of US Dollars)

	2005	2004
Revenues:
Rooms	$19,826	$18,906
Food and beverage	8,438	8,674
Other departmental revenue	1,258	797

Total revenues	29,522	28,377

Operating Costs and Expenses:
Rooms	4,805	4,223
Food and beverage	6,419	6,696
Other departmental expenses	267	202
Management fees	1,339	1,188
Depreciation and amortization	6,521	4,482
Other hotel expenses	9,718	11,142

Total operating costs and expenses	29,069	27,933

Operating income	453	444

Other income (expenses), net	25	(335)
Interest expense	(9,313)	(8,487)
Interest income	31	152

Net Loss	(8,804)	(8,226)

Currency translation adjustments	1,274	(324)
Minimum pension liability adjustment	(62)	—

Comprehensive loss	$(7,592)	$(8,550)

The accompanying notes to the financial statements are an integral part of these statements.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S DEFICIT

Years ended December 31, 2005 and 2004

(In Thousands of US Dollars)

	2005	2004
Share Capital
Balance, beginning of year	$15	$15

Balance, end of year	$15	$15

Accumulated earnings (deficit)
Balance, beginning of year	$(7,136)	$1,090
Net loss	(8,804)	(8,226)

Balance, end of year	$(15,940)	$(7,136)

Accumulated other comprehensive (loss) income
Balance, beginning of year	$(244)	$80
Currency translation adjustments	1,274	(324)
Minimum pension liability adjustment	(62)	—

Balance, end of year	$968	$(244)

Total Shareholder’s Deficit	$(14,957)	$(7,365)

The accompanying notes to the financial statements are an integral part of these statements.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2005 and 2004

(In Thousands of US Dollars)

	Year ended
	December 31, 2005	December 31, 2004
Operating Activities:
Net loss	$(8,804)	$(8,226)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,521	4,482
Conversion of accrued interest payable into principal of loans payable to related parties	3,740	2,958
Change in value of interest swap and cap	155	630
Amortization of loan issue costs	151	152
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,243)	(2,454)
(Increase) decrease in other assets	(920)	921
Increase in accounts payable and accrued expenses	1,205	905

Net cash used in operating activities	(195)	(632)

Investing Activities:
Acquisitions of property and equipment	(9,848)	(11,190)
Decrease (increase) in restricted cash	742	(734)

Net cash used in investing activities	(9,106)	(11,924)

Financing Activities:
Proceeds from secured bank loan	—	2,199
Proceeds from loans payable to related parties	13,036	2,630
Repayments on secured bank loan	(2,094)	—
Repayments of loans payable to related parties	—	(1,613)

Net cash provided by financing activities	10,942	3,216

Effect of currency translation adjustment on cash and cash equivalents	(526)	591

Net change in cash and cash equivalents	1,115	(8,749)
Cash and cash equivalents, beginning of year	4,082	12,831

Cash and cash equivalents, end of year	$5,197	$4,082

Cash Paid For:
Interest	$(5,020)	$(4,542)

The accompanying notes to the financial statements are an integral part of these statements.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All amounts are in thousands of US Dollars, except as indicated

1. GENERAL

The principal activity of BRE/Grosvenor Shareholder S.A.R.L. (the “Company”) and its subsidiaries together (the “Grosvenor Group”, or the “Group”) is the ownership and operation of the Grosvenor Marriott hotel (the “Hotel”) in London.

The Grosvenor Group’s immediate parent company was BRE/Europe 2 S.A.R.L., incorporated in Luxembourg, whose principal place of business is Luxembourg. The ultimate controlling party is BRE Management S.A., an affiliate of Blackstone Real Estates Partners.

On August 31, 2006, BRE/Europe 2 S.A.R.L. sold the Grosvenor Group to a subsidiary of Strategic Hotels & Resorts, Inc. (“SHR”) (see note 14).

The principal subsidiary undertakings for all periods were as follows:

	Country of Incorporation	Principal activity	Class and percentage of shares held
BRE/Grosvenor Shareholder S.A.R.L	Luxembourg	Holding company	Ordinary	100
Grosvenor Square Hotel S.A.R.L	Luxembourg	Property company	Ordinary	100
Lomar Hotel Company Limited	England & Wales	Trading company	Ordinary	100
Chester Eaton Properties B.V.	Netherlands	Dormant company	Ordinary	100

On June 30, 2003 BRE/Grosvenor Shareholder S.A.R.L. was incorporated under the laws of Luxembourg.

On June 30, 2003 BRE/Grosvenor Shareholder S.A.R.L. acquired Grosvenor Square Hotel S.A.R.L., a shelf company.

On September 4, 2003 BRS/Grosvenor Shareholder S.A.R.L. acquired the entire share capital of Lomar Hotel Company Limited and of Chester Eaton Properties B.V. (the “Acquisition”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation:

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements include the financial position and the results of operations of BRE / Grosvenor Shareholder S.A.R.L. and its subsidiaries.

Material intercompany transactions and balances have been eliminated in consolidation.

Use of estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounting for acquisitions:

All acquisitions have been accounted for under the purchase method within the consolidated financial statements of the Grosvenor Group.

On September 4, 2003 the Company acquired all of the outstanding shares of Lomar Hotel Company Limited and of Chester Eaton Properties B.V. in exchange for consideration of $75,697 and direct transaction costs of approximately $1,650. Subsequent to the acquisition the Company obtained new financing arrangements and repaid the liabilities assumed.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

The acquisition was recorded by allocating the cost of the assets acquired, including intangible assets and liabilities assumed, based on their estimated fair values at the acquisition date. The excess of the fair value of the assets and liabilities acquired over the cost of the acquisition resulted in negative goodwill of $20,442. This negative goodwill has been recorded as a reduction to the fair values of the long lived assets acquired based on their relative fair values as follows:

	Fair value of assets acquired	Allocation of negative goodwill	Allocation of purchase price to assets acquired
Leasehold improvements	$80,758	(16,898)	63,860
Fixtures and fittings	2,887	—	2,887
Beneficial leasehold interest	16,938	(3,544)	13,394
Other assets and liabilities	(2,794)	—	(2,794)

Total	$97,789	(20,442)	77,347

Property, equipment and depreciation:

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs that do not improve efficiency or extend economic life are expensed as incurred.

Assets are depreciated on a straight-line basis over the estimated useful lives. The estimated useful lives are as follows:

Leasehold improvements	Lesser of lease term or useful life
Fixtures and fittings	5-30 years

The Group reviews long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to expected future cash flows. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets calculated using a discounted cash flows approach. There was no impairment on property and equipment in 2005 or 2004.

Beneficial leasehold interest:

The beneficial leasehold interest represents the future cash flows under the in-place contractual lease term that was acquired as part of the acquisition of Lomar and Chester Eaton that are below market. The intangible asset related to the beneficial leasehold interest is amortized on a straight-line basis over the remaining 54 years of the lease term.

The beneficial leasehold interest gross amounts of $14,666 and $16,419 are shown net of accumulated amortization of $634 and $405 as at December 31, 2005 and 2004, respectively. The annual amortization charge for the next five years is expected to equal $288.

The Group reviews the intangible asset for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to expected future cash flows. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets calculated using a discounted cash flows approach. There was no impairment on the beneficial leasehold interest in 2005 or 2004.

Accounts receivable:

Accounts receivable are stated at cost less impairment losses where applicable. The Group provides an allowance for losses on receivables based on a review of the current status of existing receivables and the historical collection experience. Receivables are charged to the allowance accounts when the accounts are deemed uncollectible.

Inventories and other assets:

Inventories located at the Hotel consist of food and beverage stock and in-use and unused inventories of linen, china, glassware and silver. These items are stated at the lower of cost, as determined by the first-in first-out (“FIFO”) method, or market. Cost comprises expenditures incurred in acquiring the inventories and bringing them to their existing location and condition. Inventory balances are recorded in other assets in the consolidated balance sheets and are $108 and $146 as at December 31, 2005 and 2004, respectively.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

Also included within other assets are prepayments, income tax and other receivables, and loan issue costs.

Interest-bearing borrowings:

Interest-bearing borrowings are recognized initially at fair value. Transaction costs are capitalized as an asset and amortized over the term of the agreement. Subsequent to initial recognition, interest-bearing borrowings are stated at amortized cost with any difference between cost and redemption value being recognized in the income statement over the period of the borrowings on an effective interest basis.

Non-interest bearing debt

Within the Grosvenor Group and between the Group and BRE/Europe 2 S.A.R.L. there are interest-free loans (between BRE/Grosvenor Shareholder S.A.R.L. and BRE/Europe 2 S.A.R.L., and between Lomar Hotel Company Limited and BRE/Europe 2 Finance S.A.R.L., an affiliate of Blackstone Real Estates Partners). The interest-free loans’ maturities are linked to such time as the companies are sold from the Blackstone group. The loan contracts provide that BRE/Grosvenor Shareholder S.A.R.L. and Lomar Hotel Company Ltd (as the borrowers) may pay back the loan amounts in part or in full at anytime before the maturity and will not be subject to penalties. These loans are measured at face value.

Accrued pension liability:

(i) Defined contribution pension plans

Obligations for contributions to defined contribution pension plans are recognized as an expense in the income statement as incurred.

(ii) Defined benefit pension plans

The Group has a defined benefit pension plan. The Group’s net obligation in respect of the defined benefit pension plan is calculated by independent actuaries, with input from management, by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value, and the fair value of any plan assets (at bid price) is deducted. These actuarial valuations include assumptions such as discount rates, return on assets, salary progression and mortality rates. These assumptions vary from time to time according to prevailing economic and social conditions. The liability discount rate is the yield at the balance sheet date on AA credit rated bonds that have maturity dates approximating to the terms of the Group’s obligations. The calculation is performed by a qualified actuary using the projected unit credit method. Other details of the assumptions used are provided in note 10.

The increase in the present value of the liabilities expected to arise from the employees’ services in the accounting period is charged to the statement of operations. The expected return on the schemes’ assets and the interest on the present value of the schemes’ liabilities during the accounting period are shown as interest income and interest expense respectively. Only unrecognized actuarial gains and losses in excess of 10% of the greater of the projected benefit obligation and the market-related value of the plan assets are to be recognized in the pension expense.

Comprehensive income (loss):

Comprehensive income (loss) is a measure of all changes in equity of an enterprise that result from transactions or other economic events during the period other than transactions with shareholders. The Group’s accumulated other comprehensive income (loss) results from currency translation adjustments related to the translation of balance sheet and statement of operations amounts from British pound, the Group’s functional currency, to US Dollar, the Group’s reporting currency, and changes in the minimum pension liabilities.

Foreign currency:

(i) Foreign currency transactions

Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to the British pound at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognized in the statement of operations. Non-monetary assets and liabilities that are measured in terms of

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to the British pound at foreign exchange rates ruling at the dates the fair value was determined.

(ii) Translation from functional to reporting currency

The functional currency of the Group is the British pound. All assets, liabilities, shareholder’s deficit, revenues and expenses were translated to US Dollar, the Group’s reporting currency under US GAAP. Translation was performed using the following procedures:

(a)	assets and liabilities for each balance sheet presented were translated at the closing rate at the date of that balance sheet;

(b)	income and expenses for each statement of operations were translated at average exchange rate for the period; and

(c)	all resulting exchange differences were recognized as other comprehensive income or loss, in a separate component of equity.

Revenue recognition:

Revenues include rooms, food and beverage and other departmental revenue such as long-distance telephone service and space rentals.

Revenue represents the total amount receivable for services rendered or goods sold, excluding sales related taxes and intragroup transactions. Revenue is recognized in the income statement at the point of sale of goods or at the point the services are performed. Income from other related activities is recognized in the period to which they relate.

Taxation:

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases at enacted tax rates when such amounts are expected to be realized or settled. Valuation allowances are provided if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Group has currently recorded a full valuation allowance in respect of its deferred tax assets.

New accounting standards:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 123R, “Share-Based Payment.” SFAS No. 123R replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires compensation costs related to share-based payment transactions to be recognized in the financial statements. SFAS No. 123R is effective as of the first interim reporting period that begins after June 15, 2005. The adoption of SFAS No. 123R will have no impact on the Group’s financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. SFAS No. 154 eliminates the requirement in Accounting Principles Board (APB) No. 20, “Accounting Changes” to include the cumulative effect of a change in accounting principle in the income statement in the period of the change. Changes in accounting principle should be retrospectively applied by applying the new accounting principle as of the beginning of the first period presented as if that principle had always been used. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. The adoption of Statement No. 154 is not expected to have a material effect on the Group’s financial statements.

In 2005, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations.” Interpretation No. 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143 “Accounting for Asset Retirement Obligations” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Interpretation No. 47 is effective from the end of fiscal years ending after December 15, 2005. The adoption of Interpretation No. 47 did not have a material effect on the Group’s financial statements.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 will be effective for the Group beginning in the first quarter of 2007. The Group is currently evaluating the impact of adopting the Interpretation.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). While SFAS 157 formally defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurements, it does not require any new fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is required to be adopted effective January 1, 2008 and the Group does not presently anticipate any significant impact on its consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the funded status of its defined benefit pension and other post retirement plans as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through other comprehensive income. The funded status of a plan is measured as the difference between plan assets at fair value and the benefit obligation, which is represented by the projected benefit obligation for pension plans and the accumulated post retirement benefit obligation for other post retirement plans. SFAS 158 requires the recognition, as a component of other comprehensive income, net of tax, of the gains or losses and prior service costs or credits that arise during the period but are not recognized as a component of net periodic benefit cost in accordance with existing accounting principles. Amounts required to be recognized in accumulated other comprehensive income, including gains and losses and prior service costs or credits are adjusted as they are subsequently recognized as components of net periodic benefit cost pursuant to the recognition and amortization provisions of existing accounting principles. In addition, SFAS 158 requires plan assets and obligations to be measured as of the date of the employer’s year-end statement of financial position as well as the disclosure of additional information about certain effects on net periodic benefit cost for the next fiscal year from the delayed recognition of the gains or losses and prior service costs or credits.

The Group is required to adopt those provisions of SFAS 158 attributable to the initial recognition of the funded status of the benefit plans and disclosure provisions as of December 31, 2006. Those provisions of SFAS 158 applicable to the amortization of gains or losses and prior service costs or credits from accumulated other comprehensive income to the net periodic benefit cost are required to be applied on a prospective basis effective January 1, 2007. The Group is currently evaluating the impact of adopting the Standard. The Group does not anticipate that the adoption of SFAS 158 will have any impact on compliance with its financial covenants associated with its credit and indenture agreements.

3. CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

Cash and cash equivalents are cash at bank and on hand. Restricted cash amounts of $4 and $790 as of December 31, 2005 and 2004, respectively, were held in the replacement and renewal reserve account which is restricted to cover the cost of (1) replacement and renewals to the Hotel’s furniture, fixtures and equipment, and (2) certain repairs and maintenance to the leasehold improvements.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

4. PROPERTY AND EQUIPMENT

The following summarizes the Group’s investment in property and equipment:

	December 31, 2005	December 31, 2004
Leasehold improvements	$71,024	$79,517
Fixtures and fittings	21,282	16,064

Total property and equipment	92,306	95,581
Less accumulated depreciation	(8,423)	(5,491)

Net property and equipment	$83,883	$90,090

5. LOANS

The following summarizes information on the Group’s secured bank loan.

On September 13, 2003 the Grosvenor Group entered into a Facility agreement with Barclays Bank PLC under which the lenders made available a term facility of up to $64,436 (translated using the exchange rate as of September 13, 2003; original amount: £41,000) and a refurbishment facility of up to $1,886 (original amount: £1,200). The outstanding loan balances are $70,639 and $81,302 as at December 31, 2005 and 2004, respectively.

The bank loan is repayable by October 2008. The interest rate charged is at 1.5–1.75% above LIBOR. Bank loan and bank overdrafts are secured by a fixed charge on the leasehold interest of the Grosvenor Marriot hotel and by a floating charge over the other assets of the Group. The costs related with issuance of this secured bank loan are recorded in other assets and are amortized over the loan term.

Cash flow and interest coverage ratio covenants were set by Barclays Bank PLC in relation to the loan. These covenants were not met during some of the periods of the years ended December 31, 2005 and 2004. Nevertheless, the loan was not called by the bank.

The following summarizes the Group’s loans payable to related parties:

	December 31, 2005	December 31, 2004
10% interest bearing unsecured loan	$41,058	$37,852
Interest free loans	19,617	12,330

Total loans payable to related parties	$60,675	$50,182

On September 4, 2003 BRE/Europe 2 Finance S.A.R.L. granted a loan of $4,558 (original amount: £2,900) to the Grosvenor Group. The loan matures on September 4, 2008. As of December 31, 2005 and 2004 the total amounts due to BRE/Europe 2 Finance S.A.R.L. were $4,990 and $5,587, respectively (original amounts: £2,900 and £2,900, respectively).

On October 15, 2003 BRE/Europe Finance 2 S.A.R.L. granted a 10% interest bearing loan to the Grosvenor Group. The original nominal amounts were $28,419 (original amount: £17,000) on October 15, 2003 and $1,413 (original amount: £845) on November 11, 2003. Interest is added to the principal amount and is expected to be paid out upon the loan maturity.

On October 15, 2003 BRE/Europe 2 S.A.R.L. granted a non-interest bearing loan to the Grosvenor Group. The amount outstanding as at December 31, 2003 was $4,446 (original amount: £2,500). The amounts outstanding as at December 31, 2005 and 2004 were $14,627 (original amount: £8,500) and $6,743 (original amount: £3,500), respectively.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

The following table indicates the 5-year maturity schedule for the loans as at December 31, 2005:

	Total	0-1 year	1-2 years	2-3 years	3-4 years	4-5 years	Over 5 years
Secured bank loan	$70,639	2,796	2,968	64,875	—	—	—
Interest bearing loan payable to related parties at 10%	41,058	41,058	—	—	—	—	—
Non-interest bearing loans payable to related parties	19,617	19,617	—	—	—	—	—

Total loans	$131,314	63,471	2,968	64,875	—	—	—

The effective interest rates were 6.3% and 6.8% on the secured bank loans as at December 31, 2005 and 2004, respectively.

On August 31, 2006, in connection with the sale of the Grosvenor Group to a subsidiary of Strategic Hotels & Resorts, Inc., the amounts outstanding under GSHS’ previous facility agreement with Barclays Bank PLC and all loans payable to BRE/Europe 2 Finance S.A.R.L. and BRE/Europe 2 S.A.R.L. were repaid (see note 14).

6. FINANCIAL INSTRUMENTS

Financial instruments that potentially subject the Group to concentration of credit risk consist principally of cash and cash equivalents, marketable securities and accounts receivable. Concentration of credit risk with respect to trade accounts receivable is limited due to the large number of customers. No single customer accounted for more than 10% of consolidated revenues in 2005 and 2004.

The main risks arising from the Group’s financial instruments are interest rate risk, foreign currency risk and credit risk. These are summarized below.

Credit risk

The Group’s credit risk is primarily attributable to its trade receivables, however due to the nature of the Group’s business trade receivables concentrations of credit risk with respect to trade accounts receivable are limited due to a large number of customers, and a historically good recovery rate. These factors limit the related credit risk. The credit risk on liquid funds and derivative financial instruments is also limited because the counterparties are banks with high credit-ratings.

Interest rate risk

The Group uses interest rate swaps agreed with other parties to mitigate the variable interest rates on its bank loans. The interest rate swaps are measured at fair value, which has been calculated by discounting the expected future cash flows at prevailing interest rates.

Foreign currency risk

The majority of the Group’s operations are in the United Kingdom and hence for these operations there is no exposure to foreign currency risk other than in respect of certain purchases that may be denominated in currencies other than sterling.

Fair values

As of December 31, 2005 and 2004, the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values. Management believes the carrying values of the loans are a reasonable estimation of their fair value as of December 31, 2005 and 2004. Interest rate cap and swap agreements have been recorded at their estimated fair values within accounts payable and accrued expenses.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31, 2005	December 31, 2004
Accounts payable	$1,404	$1,896
Social security and other taxes payable	3,800	1,744
Payable to BRE/Europe 2 S.A.R.L.	3,488	3,905
Interest payable	988	1,145
Interest swap and interest cap	923	869
Income and other taxes payable	181	137
Accrued pension liability (see note 10)	4,015	4,346
Other accounts payable and accrued expenses	2,166	3,446

Total Accounts payable and accrued expenses	$16,965	$17,488

Provision for payment to BRE/Europe 2 S.A.R.L. is a payable contingent upon collection by the Group of a tax receivable from the UK tax authority at the time of the acquisition (note 2).

On September 5, 2003, the Group purchased an interest rate swap and an interest rate cap from Barclays Bank PLC, with 3 month GBP-LIBOR-BBA strike prices of 4.075% and 6.000%, respectively. The interest rate cap and swap were purchased with a notional amount of $34,400 (original amount: £ 21,750) and the expiration date of October 15, 2008. However, these instruments are not designated as hedges under SFAS No. 133 and, therefore, the mark to market of the cap and swap were recorded in statement of operations within interest expense in the amounts of $155 and $630 for the years ended December 31, 2005 and 2004, respectively.

On August 31, 2006, the interest rate swap and interest rate cap were terminated in connection with the sale of the Grosvenor Group to a subsidiary of Strategic Hotels & Resorts, Inc. (See note 14).

8. LEASES

The Group is a lessee of land under a long-term operating ground lease with the Grosvenor Estate. The original lease was signed in 1958 for a term of 99 years at a fixed annual rate of $72 (original amount: £40). The use of the land leased is restricted to that of a hotel.

The Group also has non-cancelable operating leases in respect of fixtures and equipment, the payments for which extend over a period of up to three years.

The total rental expense for all the operating leases for the years ended December 31, 2005 and 2004 was $147 and $140, respectively.

The future minimum rental payments required under operating leases for the next five years at December 31, 2005 are as follows:

2006	$129
2007	324
2008	73
2009	73
2010	73
Later than five years	3,496

Total	$4,168

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

9. TAXATION

Reconciliation of effective tax rate

	December 31, 2005	December 31, 2004
Loss before tax	$(8,804)	$(8,226)

Tax using the UK corporation tax rate of 30%	2,641	2,468
Tax impact of non-deductible items	(654)	(917)
Movement in valuation allowance	(1,385)	(1,244)
Effect of lower tax rate for the Group subsidiaries incorporated in Luxembourg	(608)	(462)
Other	6	155

Total income tax (benefit) expense in income statement	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Group’s deferred tax assets are as follows:

	December 31, 2005	December 31, 2004
Deferred tax assets:
Net operating losses carryforwards	$4,753	$4,042
Depreciation and amortization	1,951	3,390
Accrued pension liability	1,204	1,303

Deferred tax assets before valuation allowance	7,908	8,735

Less: valuation allowance	(7,908)	(8,735)

Net deferred tax assets	$—	$—

As of December 31, 2005, Grosvenor Square Hotel S.A.R.L. has available unused net operating losses carryforwards with the UK tax authorities in the amount of $9,603 that may be applied against future taxable income.

As of December 31, 2005, Lomar Hotel Company Limited has available unused net operating losses carryforwards with the UK tax authorities in the amount of $8,801 that may be applied against future taxable income.

Both carryforwards are non-expiring.

BRE/Grosvenor Shareholder S.A.R.L. has no trade activities and no property and equipment.

Chester Eaton Properties B.V. has not had any trade activities following the disposal of the hotel to Grosvenor Square Hotel S.A.R.L. Accordingly, Chester Eaton Properties B.V. has no net operating losses carryforwards and no timing differences related to property and equipment following the disposal of the hotel.

10. ACCRUED PENSION LIABILITY

Pension plans

The group operates one externally funded defined benefit pension scheme, the London Marriott (1983) Retirement Fund Pension Scheme. The measurement date used to determine the pension obligation is December 31.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

The amounts recognized in the consolidated balance sheets are as follows:

	December 31, 2005	December 31, 2004
Accrued pension liability (see note 7)	$(4,015)	$(4,346)
Accumulated other comprehensive income	59	—

Net amount recognized	$(3,956)	$(4,346)

	December 31, 2005	December 31, 2004
Present value of funded defined benefit obligation	$(12,720)	$(12,008)
Fair value of plan assets	7,907	7,311
Unrecognized net actuarial loss	857	351

Net amount recognized	$(3,956)	$(4,346)

The accumulated benefit obligation was equal to $11,922 and $11,255 as at December 31, 2005 and 2004, respectively.

Movements in present value of defined benefit obligation:

	December 31, 2005	December 31, 2004
At beginning of period	$(12,008)	$(9,984)
Current service cost	(246)	(192)
Interest cost	(597)	(552)
Contributions by scheme participants	(56)	(57)
Actuarial losses	(1,356)	(497)
Benefits paid	146	163
Effect of movements in foreign exchange rates	1,397	(889)

At end of period	$(12,720)	$(12,008)

Movements in fair value of plan assets:

	December 31, 2005	December 31, 2004
At start of period	$7,311	$5,865
Actual return on plan assets	1,231	674
Contributions by employer	315	343
Contributions by scheme participants	56	57
Benefits paid	(146)	(163)
Effect of movements in foreign exchange rates	(860)	535

At end of period	$7,907	$7,311

Net periodic benefit cost recognized in the statements of operations:

	2005	2004
Current service cost	246	192
Interest on defined benefit pension plan obligation	597	552
Expected return on defined benefit pension plan assets	(450)	(398)
Amortization of unrecognized actuarial losses	—	—

Net periodic benefit cost	393	346

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

The fair value of the plan assets and the asset allocations were as follows:

	Actual asset allocation	December 31, 2005	December 31, 2004
Equities	69%	$5,456	$5,045
Overseas bonds	1%	79	73
Gilts	20%	1,581	1,462
Other (cash/net current assets)	10%	791	731

		$7,907	$7,311

Principal actuarial assumptions:

	December 31, 2005	December 31, 2004
	%	%
Discount rate for scheme liabilities	4.8	5.3
Price inflation	3.0	2.9
Rate of general long-term increase in salaries	4.5	4.4
Rate of increase of deferred pension	3.0	2.9
Fixed increases in payment	3.0	3.0
Retail Prices Index (“RPI”) pension increases – maximum 5% pa, minimum 3% pa	3.7	N/A
RPI pension increases – maximum 5% pa	2.8	2.8
RPI pension increases – maximum 3% pa	2.2	2.1
Expected return on assets	7.0	7.0

As of December 31, 2005 demographic assumptions have been taken to be the same as those adopted for the May 1, 2005 actuarial valuation, except in relation to post retirement mortality and withdrawal assumptions. The withdrawal assumptions included allowance for withdrawals from the fund at a flat rate of 5% of members leaving service each year. For post-retirement mortality PXA92 standard mortality tables projected to 2030 were used.

At all dates prior to December 31, 2005 the demographic assumptions have been taken to be the same as those adopted for the May 1, 2002 actuarial valuation. This made no allowance for withdrawal before retirement and assumed post-retirement mortality in line with the PxA92 tables projected to 2020.

The table below shows the estimated expected benefit payments for the London Marriott (1983) Retirement Fund Pension Scheme for the following periods:

a) each of the next five years, and

b) the aggregate of the five years thereafter

based on the year from January 1 to December 31, with the first year running from January 1, 2006 to December 31, 2006. Amounts were translated from British pounds to US Dollars using the exchange rate as at December 31, 2005.

Year	Benefit payment
2006	145
2007	150
2008	157
2009	163
2010	172
2011-2015	984

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

Defined contribution plans

The Group operates a defined contribution pension plan.

The total expense relating to this plan in the current year was $16 and $15 in the years ended December 31, 2005 and 2004, respectively.

11. RELATED PARTIES

Grosvenor Group has a loan receivable from BRE/Europe 2 S.A.R.L. in the amounts of $18,781 (original amount: £10,914) and $21,027 (original amount: £10,914) as at December 31, 2005 and 2004, respectively.

Blackstone Real Estate partners through funding subsidiaries had the following loans with the Grosvenor Group:

A non-interest bearing loan from BRE/Europe 2 S.A.R.L. The outstanding amount as of December 31, 2005 is $14,627 (original amount: £8,500).

A 10% interest bearing loan from BRE/Europe 2 Finance S.A.R.L. The outstanding amount as of December 31, 2005 is $41,058 (original amount: £23,860).

A $4,990 (original amount: £2,900) non-interest bearing loan from BRE/Europe 2 Finance S.A.R.L. which remained outstanding at both year ends.

For more details on loans payable to related parties see note 5.

12. MANAGEMENT AGREEMENT

The Hotel is subject to a management agreement that the Group assumed on September 5, 2003 after the acquisition of the Hotel. This agreement and the related license and royalty agreement provide for the payment of base management, royalty and license fees aggregating 3.25% of Gross Revenues (as defined in the agreement). The agreements also provide for annual incentive fees and an additional incentive fee upon sale of the hotel. As described in note 14, the Group sold the hotel on August 31, 2006 and paid this additional incentive management fee. Unless sooner terminated as provided in the agreements, they expire on December 31, 2014. The terms of this agreement require management of the Hotel to furnish the Hotel with certain services, which include on-site management and may include central training, advertising and promotion, national reservation system, payroll and accounting services, and such additional services as needed.

13. COMMITMENTS AND CONTINGENCIES

Litigation:

The Group is party to various claims and routine litigation arising in the ordinary course of business. Management of the Group does not believe that the results of these claims and litigation, individually or in the aggregate, will have a material adverse effect on its business or financial statements.

Capital commitments:

Capital commitments at the end of the financial periods for which no provisions were made are:

	December 31, 2005	December 31, 2004
Contracted but not provided for	$—	$12,178

The Group’s capital commitments at December 31, 2004 related to refurbishment work at the hotel.

14. SUBSEQUENT EVENTS

Chester Eaton Properties B.V. was sold to a related company on June 20, 2006.

On August 31, 2006, Pingleton Holding S.A.R.L. (“Pingleton”), a wholly-owned subsidiary of Strategic Hotel Funding LLC, closed on its acquisition of the Marriott London Grosvenor Square hotel from BRE/Europe 2 S.A.R.L., an affiliate of Blackstone Real Estate Partners for a purchase price of $192.0 million (original amount: £103.0 million). From this date Strategic Hotels & Resorts, Inc. became the ultimate parent undertaking of the Grosvenor Group.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

On August 31, 2006, in connection with Pingleton’s acquisition of the Hotel, Grosvenor Square Hotel S.A.R.L. (“GSHS”) entered into a new facility agreement with Barclays Bank PLC. The facility provides the Group with a £77,250,000 revolving loan maturing on August 30, 2007 with the option to convert to a term loan maturing on October 15, 2013. Proceeds from the loan were used to retire the amount outstanding under GSHS’ previous facility agreement with Barclays Bank PLC and all loans payable to BRE/Europe 2 Finance S.A.R.L. and BRE/Europe 2 S.A.R.L (see note 5). The interest rate swap and interest rate cap purchased from Barclays Bank PLC in 2003 were terminated in connection with the closing of the acquisition (See note 7).

At closing, BRE/Europe 2 S.A.R.L. contributed into the Group $3,383 (original amount: £1,780) to fund a contribution of an equal amount made by Lomar Hotel Company Limited into the London Marriott (1983) Retirement Fund Pension Scheme.

At closing, an additional incentive management fee of $10,457 (original amount: £5,500) was paid by the Grosvenor Group to Marriott Hotels, Ltd in accordance with the management agreement described in Note 12.

BRE/Grosvenor Shareholder S.A.R.L. and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

As of June 30, 2006 and for each of the six months

ended June 30, 2006 and June 30, 2005

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In Thousands of US Dollars, Except Share Data)

June 30, 2006
Assets

Property and equipment, net	$86,696
Beneficial leasehold interest, net	14,667

Cash and cash equivalents	5,775
Restricted cash	5
Accounts receivable	5,699
Loans receivable from related parties	19,823
Other assets	5,067

Total assets	$137,732

Liabilities and Shareholder’s Deficit
Liabilities:
Secured bank loan	$73,106
Loans payable to related parties	66,181
Accounts payable and accrued expenses	16,914

Total liabilities	156,201

Shareholder’s deficit:
Share capital ($30 par value (original amount: €25), 500 shares authorized and issued)	15
Accumulated deficit	(18,919)
Accumulated other comprehensive income	435

Total shareholder’s deficit	(18,469)

Total liabilities and shareholder’s deficit	$137,732

The accompanying notes to the financial statements are an integral part of these statements.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands of US Dollars)

	Six months ended June 30,
	2006	2005
Revenues:
Rooms	$10,625	$9,510
Food and beverage	4,497	3,679
Other departmental revenue	1,053	424

Total revenues	16,175	13,613

Operating Costs and Expenses:
Rooms	2,567	2,236
Food and beverage	3,154	3,037
Other departmental expenses	190	121
Management fees	823	595
Depreciation and amortization	3,111	3,094
Other hotel expenses	5,350	4,498

Total operating costs and expenses	15,195	13,581

Operating income	980	32

Other income, net	—	120
Interest expense	(3,975)	(5,181)
Interest income	16	12

Net Loss	(2,979)	(5,017)

Currency translation adjustments	(533)	653
Minimum pension liability adjustment	—	—

Comprehensive loss	$(3,512)	$(4,364)

The accompanying notes to the financial statements are an integral part of these statements.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands of US Dollars)

	Six months ended
	June 30, 2006	June 30, 2005
Operating Activities:
Net loss	$(2,979)	$(5,017)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,111	3,094
Conversion of accrued interest payable into principal of loans payable to related parties	2,107	1,838
Change in value of interest swap and cap	(589)	514
Amortization of loan issue costs	74	78
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	995	(978)
Decrease (increase) in other assets	205	(658)
Decrease in accounts payable and accrued expenses	(52)	(39)

Net cash provided by (used in) operating activities	2,872	(1,168)

Investing Activities:
Acquisitions of property and equipment	(1,154)	(6,797)
Decrease in restricted cash	—	769

Net cash used in investing activities	(1,154)	(6,028)

Financing Activities:
Proceeds from loans payable to related parties	—	8,267
Repayments on secured bank loan	(1,432)	(703)

Net cash (used in) provided by financing activities	(1,432)	7,564

Effect of currency translation adjustment on cash and cash equivalents	292	(273)

Net change in cash and cash equivalents	578	95
Cash and cash equivalents, beginning of period	5,197	4,082

Cash and cash equivalents, end of period	$5,775	$4,177

Cash Paid For:
Interest	$(2,484)	$(2,825)

The accompanying notes to the financial statements are an integral part of these statements.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

All amounts are in thousands of US Dollars, except as indicated

1. GENERAL

The principal activity of BRE/Grosvenor Shareholder S.A.R.L. (the “Company”) and its subsidiaries together (the “Grosvenor Group”, or the “Group”) is the ownership and operation of the Grosvenor Marriott hotel (the “Hotel”) in London.

The Grosvenor Group’s immediate parent company was BRE/Europe 2 S.A.R.L. incorporated in Luxembourg, whose principal place of business is Luxembourg. The ultimate controlling party is BRE Management S.A., an affiliate of Blackstone Real Estates Partners.

On August 31, 2006, BRE/Europe 2 S.A.R.L. sold the Grosvenor Group to a subsidiary of Strategic Hotels & Resorts, Inc. (“SHR”) (see note 13).

The principal subsidiary undertakings for all periods were as follows:

	Country of Incorporation	Principal activity	Class and percentage of shares held
BRE/Grosvenor Shareholder S.A.R.L.	Luxembourg	Holding company	Ordinary	100
Grosvenor Square Hotel S.A.R.L.	Luxembourg	Property company	Ordinary	100
Lomar Hotel Company Limited	England & Wales	Trading company	Ordinary	100
* Chester Eaton Properties B.V.	Netherlands	Dormant company	Ordinary	100

*	Chester Eaton Properties B.V. was sold to a related company on June 20, 2006.

On June 30, 2003 BRE/Grosvenor Shareholder S.A.R.L. was incorporated under the laws of Luxembourg.

On June 30, 2003 BRE/Grosvenor Shareholder S.A.R.L. acquired Grosvenor Square Hotel S.A.R.L., a shelf company.

On September 4, 2003 BRS/Grosvenor Shareholder S.A.R.L. acquired the entire share capital of Lomar Hotel Company Limited and of Chester Eaton Properties B.V. (the “Acquisition”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation:

The accompanying unaudited condensed consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

The accompanying unaudited condensed consolidated financial statements include the financial position and the results of operations of BRE / Grosvenor Shareholder S.A.R.L. and its subsidiaries.

Material intercompany transactions and balances have been eliminated in consolidation.

Interim presentation:

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) and in conformity with the rules and regulations of the Securities and Exchange Commission (the “Commission”) applicable to interim financial information. As such, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted in accordance with the rules and regulations of the Commission. In the opinion of management, the accompanying financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Group and its results of operations and cash flows for the interim periods presented. The Group believes the disclosures made are adequate to prevent the information presented from being misleading. However, the financial statements should be read in conjunction with the Group’s consolidated financial statements as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 and notes thereto which are included elsewhere in this Current Report on Form 8-K/A.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

Use of estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounting for acquisitions:

All acquisitions have been accounted for under the purchase method within the consolidated financial statements of the Grosvenor Group. All assets and liabilities that existed at the date of the Acquisition have been recorded at their fair values, reflecting their condition at that date.

Property, equipment and depreciation:

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs that do not improve efficiency or extend economic life are expensed as incurred.

Assets are depreciated on a straight-line basis over the estimated useful lives. The estimated useful lives are as follows:

Leasehold improvements	Lesser of lease term or useful life
Fixtures and fittings	5-30 years

The Group reviews long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to expected future cash flows. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets calculated using a discounted cash flows approach. There was no impairment on property and equipment as of June 30, 2006.

Beneficial leasehold interest:

The beneficial leasehold interest represents the future cash flows under the in-place contractual lease term that was acquired as part of the acquisition of Lomar and Chester Eaton that are below market. The intangible asset related to the beneficial leasehold interest is amortized on a straight-line basis over the remaining 54 years of the lease term.

The beneficial leasehold interest gross amount of $15,479 is shown net of accumulated amortization of $812 and as at June 30, 2006. The annual amortization charge for the next five years is expected to equal $288.

The Group reviews the intangible asset for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to expected future cash flows. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets calculated using a discounted cash flows approach. There was no impairment on the beneficial leasehold interest during the six months ended June 30, 2006 and 2005.

Accounts receivable:

Accounts receivable are stated at cost less impairment losses where applicable. The Group provides an allowance for losses on receivables based on a review of the current status of existing receivables and the historical collection experience. Receivables are charged to the allowance accounts when the accounts are deemed uncollectible.

Inventories and other assets:

Inventories located at the Hotel consist of food and beverage stock and in-use and unused inventories of linen, china, glassware and silver. These items are stated at the lower of cost, as determined by the first-in first-out (“FIFO”) method, or market. Cost comprises expenditures incurred in acquiring the inventories and bringing them to their existing location and condition. Inventories are recorded in other assets in the consolidated balance sheet and are $103 as at June 30, 2006.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

Also included within other assets are prepayments, income tax and other receivables, and loan issue costs.

Non-interest bearing debt

Within the Grosvenor Group and between the Group and BRE/Europe 2 S.A.R.L. there are interest-free loans (between BRE/Grosvenor Shareholder S.A.R.L. and BRE/Europe 2 S.A.R.L., and between Lomar Hotel Company Limited and BRE/Europe 2 Finance S.A.R.L., an affiliate of Blackstone Real Estates Partners). The interest-free loans’ maturities are linked to such time as the companies are sold from the Blackstone group. The loan contracts provide that BRE/Grosvenor Shareholder S.A.R.L. and Lomar Hotel Company Ltd (as the borrowers) may pay back the loan amounts in part or in full at anytime before the maturity and will not be subject to penalties. These loans are measured at face value.

Interest-bearing borrowings:

Interest-bearing borrowings are recognized initially at fair value. Transaction costs are capitalized as an asset and amortized over the term of the agreement. Subsequent to initial recognition, interest-bearing borrowings are stated at amortized cost with any difference between cost and redemption value being recognized in the income statement over the period of the borrowings on an effective interest basis.

Accrued pension liability:

(i) Defined contribution pension plans

Obligations for contributions to defined contribution pension plans are recognized as an expense in the income statement as incurred.

(ii) Defined benefit pension plans

The Group has a defined benefit pension plan. The Group’s net obligation in respect of the defined benefit pension plan is calculated by independent actuaries, with input from management, by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value, and the fair value of any plan assets (at bid price) is deducted. These actuarial valuations include assumptions such as discount rates, return on assets, salary progression and mortality rates. These assumptions vary from time to time according to prevailing economic and social conditions. The liability discount rate is the yield at the balance sheet date on AA credit rated bonds that have maturity dates approximating to the terms of the Group’s obligations. The calculation is performed by a qualified actuary using the projected unit credit method. Other details of the assumptions used are provided in note 9.

The increase in the present value of the liabilities expected to arise from the employees’ services in the accounting period is charged to the statement of operations. The expected return on the schemes’ assets and the interest on the present value of the schemes’ liabilities during the accounting period are shown as interest income and interest expense respectively. Only unrecognized actuarial gains and losses in excess of 10% of the greater of the projected benefit obligation and the market-related value of the plan assets are to be recognized in the pension expense.

Comprehensive income:

Comprehensive income is a measure of all changes in equity of an enterprise that result from transactions or other economic events during the period other than transactions with shareholders. The Group’s accumulated other comprehensive income results from currency translation adjustments related to the translation of balance sheet and statement of operations amounts from British pound, the Group’s functional currency, to US Dollar, the Group’s reporting currency, and changes in the minimum pension liabilities.

Foreign currency:

(i) Foreign currency transactions

Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to the British pound at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognized in the statement of operations. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to the British pound at foreign exchange rates ruling at the dates the fair value was determined.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

(ii) Translation from functional to reporting currency

The functional currency of the Group is the British pound. All assets, liabilities, shareholder’s deficit, revenues and expenses were translated to US Dollar, the Group’s reporting currency under US GAAP. Translation was performed using the following procedures:

(a)	assets and liabilities for each balance sheet presented were translated at the closing rate at the date of that balance sheet;

(b)	income and expenses for each statement of operations were translated at average exchange rate for the period; and

(c)	all resulting exchange differences were recognized as other comprehensive income or loss, in a separate component of equity.

Revenue recognition:

Revenues include rooms, food and beverage and other departmental revenue such as long-distance telephone service and space rentals.

Revenue represents the total amount receivable for services rendered or goods sold, excluding sales related taxes and intragroup transactions. Revenue is recognized in the income statement at the point of sale of goods or at the point the services are performed. Income from other related activities is recognized in the period to which they relate.

Taxation:

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases at enacted tax rates when such amounts are expected to be realized or settled. Valuation allowances are provided if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Group has currently recorded a full valuation allowance in respect of its deferred tax assets.

New accounting standards:

In 2005, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations.” Interpretation No. 47 clarifies that the term “conditional asset retirement obligation” as used in Statement of Financial Accounting Standards (“SFAS”) No. 143 “Accounting for Asset Retirement Obligations” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Interpretation No. 47 is effective from the end of fiscal years ending after December 15, 2005. The adoption of Interpretation No. 47 did not have a material effect on the Group’s financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. SFAS No. 154 eliminates the requirement in Accounting Principles Board (APB) No. 20, “Accounting Changes” to include the cumulative effect of a change in accounting principle in the income statement in the period of the change. Changes in accounting principle should be retrospectively applied by applying the new accounting principle as of the beginning of the first period presented as if that principle had always been used. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. The adoption of Statement No. 154 is not expected to have a material effect on the Group’s financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 will be effective for the Group beginning in the first quarter of 2007. The Group is currently evaluating the impact of adopting the Interpretation.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). While SFAS 157 formally defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurements, it does not require any new fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is required to be adopted effective January 1, 2008 and the Group does not presently anticipate any significant impact on its consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the funded status of its defined benefit pension and other post retirement plans as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through other comprehensive income. The funded status of a plan is measured as the difference between plan assets at fair value and the benefit obligation, which is represented by the projected benefit obligation for pension plans and the accumulated post retirement benefit obligation for other post retirement plans. SFAS 158 requires the recognition, as a component of other comprehensive income, net of tax, of the gains or losses and prior service costs or credits that arise during the period but are not recognized as a component of net periodic benefit cost in accordance with existing accounting principles. Amounts required to be recognized in accumulated other comprehensive income, including gains and losses and prior service costs or credits are adjusted as they are subsequently recognized as components of net periodic benefit cost pursuant to the recognition and amortization provisions of existing accounting principles. In addition, SFAS 158 requires plan assets and obligations to be measured as of the date of the employer’s year-end statement of financial position as well as the disclosure of additional information about certain effects on net periodic benefit cost for the next fiscal year from the delayed recognition of the gains or losses and prior service costs or credits.

The Group is required to adopt those provisions of SFAS 158 attributable to the initial recognition of the funded status of the benefit plans and disclosure provisions as of December 31, 2006. Those provisions of SFAS 158 applicable to the amortization of gains or losses and prior service costs or credits from accumulated other comprehensive income to the net periodic benefit cost are required to be applied on a prospective basis effective January 1, 2007. The Group is currently evaluating the impact of adopting the Standard. The Group does not anticipate that the adoption of SFAS 158 will have any impact on compliance with its financial covenants associated with its credit and indenture agreements.

3. CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

Cash and cash equivalents are cash at bank and on hand. Restricted cash amount of $5 as of June 30, 2006 was held in the replacement and renewal reserve account which is restricted to cover the cost of (1) replacement and renewals to the Hotel’s furniture, fixtures and equipment, and (2) certain repairs and maintenance to the leasehold improvements.

4. PROPERTY AND EQUIPMENT

The following summarizes the Group’s investment in property and equipment:

June 30, 2006
Leasehold improvements	$74,966
Fixtures and fittings	23,635

Total property and equipment	98,601
Less accumulated depreciation	(11,905)

Net property and equipment	$86,696

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

5. LOANS

The following summarizes information on the Group’s secured bank loan.

On September 13, 2003 the Grosvenor Group entered into a Facility agreement with Barclays Bank PLC under which the lenders made available a term facility of up to $64,436 (translated using the exchange rate as of September 13, 2003; original amount: £41,000) and a refurbishment facility of up to $1,886 (original amount: £1,200). The outstanding loan balance is $73,106 as at June 30, 2006.

The bank loan is repayable by October 2008. The interest rate charged is at 1.5–1.75% above LIBOR. Bank loan and bank overdrafts are secured by a fixed charge on the leasehold interest of the Grosvenor Marriott hotel and by a floating charge over the other assets of the Group. The costs related with issuance of this secured bank loan are recorded in other assets and are amortized over the loan term.

Cash flow and interest coverage ratio covenants were set by Barclays Bank PLC in relation to the loan. These covenants were not met during some of the periods of the six months ended June 30, 2006 and 2005. Nevertheless, the loan was not called by the bank.

The following summarizes the Group’s loans payable to related parties:

June 30, 2006
10% interest bearing unsecured loan	$45,476
Interest free loans	20,705

Total loans payable to related parties	$66,181

On September 4, 2003 BRE/Europe 2 Finance S.A.R.L. granted a loan of $4,558 (original amount: £2,900) to the Grosvenor Group. The loan matures on September 4, 2008. As of June 30, 2006 the total amount due to BRE/Europe 2 Finance S.A.R.L. was $5,267 (£2,900).

On October 15, 2003 BRE/Europe Finance 2 S.A.R.L. granted a 10% interest bearing loan to the Grosvenor Group. The original nominal amounts were $28,419 (original amount: £17,000) on October 15, 2003 and $1,413 (original amount: £845) on November 11, 2003. Interest is added to the principal amount and is expected to be paid out upon the loan maturity.

On October 15, 2003 BRE/Europe 2 S.A.R.L. granted a non-interest bearing loan to the Grosvenor Group. The amount outstanding as at December 31, 2003 was $4,446 (original amount: £2,500). The amount outstanding as at June 30, 2006 is $15,438 (original amount: £8,500).

The following table indicates the (5)-year maturity schedule for the loans as at June 30, 2006:

	Total	0-1 year	1-2 years	2-3 years	3-4 years	4-5 years	Over 5 years
Secured bank loan	$73,106	3,042	3,224	66,840	—	—	—
Interest bearing loan payable to related parties at 10%	45,476	45,476	—	—	—	—	—
Non-interest bearing loans payable to related parties	20,705	20,705	—	—	—	—	—

Total loans	$139,287	69,223	3,224	66,840	—	—	—

The effective interest rate was 6.3% on the secured bank loan as at June 30, 2006.

On August 31, 2006, in connection with the sale of the Grosvenor Group to a subsidiary of Strategic Hotels & Resorts, Inc., the amounts outstanding under GSHS’ previous facility agreement with Barclays Bank PLC and all loans payable to BRE/Europe 2 Finance S.A.R.L. and BRE/Europe 2 S.A.R.L. were repaid (see note 13).

6. FINANCIAL INSTRUMENTS

Financial instruments that potentially subject the Group to concentration of credit risk consist principally of cash and cash equivalents, marketable securities and accounts receivable. Concentration of credit risk with respect to trade accounts receivable is limited due to the large number of customers. No single customer accounted for more than 10% of consolidated revenues during the six months ended June 30, 2006 and 2005.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

The main risks arising from the Group’s financial instruments are interest rate risk, foreign currency risk and credit risk. These are summarized below.

Credit risk

The Group’s credit risk is primarily attributable to its trade receivables, however due to the nature of the Group’s business trade receivables concentrations of credit risk with respect to trade accounts receivable are limited due to a large number of customers, and a historically good recovery rate. These factors limit the related credit risk. The credit risk on liquid funds and derivative financial instruments is also limited because the counterparties are banks with high credit-ratings.

Interest rate risk

The Group uses interest rate swaps agreed with other parties to mitigate the variable interest rates on its bank loans. The interest rate swaps are measured at fair value, which has been calculated by discounting the expected future cash flows at prevailing interest rates.

Foreign currency risk

The majority of the Group’s operations are in the United Kingdom and hence for these operations there is no exposure to foreign currency risk other than in respect of certain purchases that may be denominated in currencies other than sterling.

Fair values

As of June 30, 2006 and 2005, the carrying amounts cash and cash equivalents, accounts receivable, accounts payable and accrued expenses were representative of their fair values. Management believes the carrying values of loans are a reasonable estimation of their fair value as of June 30, 2006 and 2005. Interest rate cap and swap agreements have been recorded at their estimated fair values within accounts payable and accrued expenses.

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

June 30, 2006
Accounts payable	$2,174
Social security and other taxes payable	3,618
Payable to BRE/Europe 2 S.A.R.L.	3,682
Interest payable	935
Interest swap and interest cap	375
Income and other taxes payable	191
Accrued pension liability (see note 9)	4,279
Other accounts payable and accrued expenses	1,660

Total accounts payable and accrued expenses	$16,914

Provision for payment to BRE/Europe 2 S.A.R.L. is a payable contingent upon collection by the Group of a tax receivable from the UK tax authority at the time of the acquisition.

On September 5, 2003, the Group purchased an interest rate swap and an interest rate cap from Barclays Bank PLC, with 3 month GBP-LIBOR-BBA strike prices of 4.075% and 6.000%, respectively. The interest rate cap and swap were purchased with a notional amount of $34,400 (original amount: £ 21,750) and the expiration date of October 15, 2008. However, these instruments are not designated as hedges under SFAS No. 133 and, therefore, the mark to market of the cap and swap were recorded in the statement of operations within interest expense in the amounts of $(589) (gain) and $584 for the six months ended June 30, 2006 and 2005, respectively.

On August 31, 2006, the interest rate swap and interest rate cap were terminated in connection with the sale of the Grosvenor Group to a subsidiary of Strategic Hotels & Resorts, Inc. (see note 13).

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

8. LEASES

The Group is a lessee of land under a long-term operating ground lease with the Grosvenor Estate. The original lease was signed in 1958 for a term of 99 years at a fixed annual rate of $72 (original amount: £40). The use of the land leased is restricted to that of a hotel.

The Group also has non-cancelable operating leases in respect of fixtures and fittings, the payments for which extend over a period of up to three years.

The total rental expense for all the operating leases for the six months ended June 30, 2006 and 2005 was $72 and $76, respectively.

The future minimum rental payments required under operating leases for the next five years at June 30, 2006 are as follows:

Less than one year	$125
Between one and two years	250
Between two and three years	72
Between three and four years	72
Between four and five years	72
Later than five years	3,400

Total	$3,991

9. ACCRUED PENSION LIABILITY

Pension plans

The group operates one externally funded defined benefit pension scheme, the London Marriott (1983) Retirement Fund Pension Scheme. The measurement date used to determine the pension obligation is December 31.

The amounts recognized in the unaudited condensed consolidated balance sheets are as follows:

June 30, 2006
Accrued pension liability (see note 7)	$(4,279)
Accumulated other comprehensive income	62

Net amount recognized	$(4,217)

June 30, 2006
Present value of funded defined benefit obligation	$(11,766)
Fair value of plan assets	8,533
Unrecognized net actuarial gain	(984)

Net amount recognized	$(4,217)

Net periodic benefit cost recognized in the statement of operations:

	June 30, 2006	June 30, 2005
Current service cost	134	127
Interest on defined benefit pension plan obligation	317	307
Expected return on defined benefit pension plan assets	(256)	(232)
Amortization of unrecognized actuarial losses	—	—

Net periodic benefit cost	195	202

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

The fair value of the plan assets and the return on those assets were as follows:

	Actual asset allocation	June 30, 2006
Equities	69%	5,888
Overseas bonds	1%	85
Gilts	20%	1,707
Other (cash/net current assets)	10%	853

		8,533

The economic assumptions used as at June 30, 2006 and 2005 are set out below:

	June 30, 2006	June 30, 2005
	%	%
Discount rate for scheme liabilities	5.4	5.0
Price inflation	3.2	2.8
Rate of general long-term increase in salaries	4.7	4.3
Rate of increase to pensions in payment	3.0	3.0
Rate of increase of deferred pension	3.2	2.8
Retail Prices Index pension increases – maximum 5% pa, minimum 3% pa	3.7	3.7

As of June 30, 2006 demographic assumptions have been taken to be the same as those adopted for the May 1, 2005 actuarial valuation, except in relation to post retirement mortality and withdrawal assumptions. The withdrawal assumptions included allowance for withdrawals from the fund at a flat rate of 5% of members leaving service each year. For post-retirement mortality PXA92 standard mortality tables projected to 2030 were used.

Defined contribution plans

The Group operates a defined contribution pension plan.

The total expense relating to this plan in the current year was $8 and $8 during the six months ended June 30, 2006 and 2005, respectively.

10. RELATED PARTIES

Grosvenor Group has a loan receivable from BRE/Europe 2 S.A.R.L. in the amount of $19,823 (original amount: £10,914).

Blackstone Real Estate partners through funding subsidiaries had the following loans with the Grosvenor Group:

A non-interest bearing loan from BRE/Europe 2 S.A.R.L. As at June 30, 2006 the outstanding loan balance remained at $15,439 (original amount: £8,500).

A 10% interest bearing loan from BRE/Europe 2 Finance S.A.R.L. As at June 30, 2006 the outstanding loan balance remained at $45,476 (original amount: £25,038).

A $5,267 (original amount: £2,900) non-interest bearing loan from BRE/Europe 2 Finance S.A.R.L. which remained outstanding at June 30, 2006.

For more details on loans payable to related parties see note 5.

11. MANAGEMENT AGREEMENT

The Hotel is subject to a management agreement that the Group assumed on September 5, 2003 after the acquisition of the Hotel. This agreement and the related license and royalty agreement provide for the payment of base management, royalty and license fees aggregating 3.25% of Gross Revenues (as defined in the agreement). The agreements also provide for annual incentive fees and an additional incentive fee upon sale of the hotel. As described in note 13, the Group sold the hotel on August 31, 2006 and paid this additional incentive management fee. Unless sooner terminated as provided in the agreements, they expire on December 31, 2014. The terms of this agreement require management of the Hotel to furnish the Hotel with certain services, which include on-site management and may include central training, advertising and promotion, national reservation system, payroll and accounting services, and such additional services as needed.

BRE/GROSVENOR SHAREHOLDER S.A.R.L. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

All amounts are in thousands of US Dollars, except as indicated

12. COMMITMENTS AND CONTINGENCIES

Litigation:

The Group is party to various claims and routine litigation arising in the ordinary course of business. Management of the Group does not believe that the results of these claims and litigation, individually or in the aggregate, will have a material adverse effect on its business or financial statements.

Capital commitments:

There were no capital commitments as of June 30, 2006 and 2005.

13. SUBSEQUENT EVENTS

On August 31, 2006, Pingleton Holding S.A.R.L. (“Pingleton”), a wholly-owned subsidiary of Strategic Hotel Funding LLC, closed on its acquisition of the Marriott London Grosvenor Square hotel from BRE/Europe 2 S.A.R.L., an affiliate of Blackstone Real Estate Partners for a purchase price of $192.0 million (original amount: £103.0 million). From this date Strategic Hotels & Resorts, Inc. became the ultimate parent undertaking of the Grosvenor Group.

On August 31, 2006, in connection with Pingleton’s acquisition of the Hotel, Grosvenor Square Hotel S.A.R.L. (“GSHS”) entered into a new facility agreement with Barclays Bank PLC. The facility provides the Group with a £77,250,000 revolving loan maturing on August 30, 2007 with the option to convert to a term loan maturing on October 15, 2013. Proceeds from the loan were used to retire the amount outstanding under GSHS’ previous facility agreement with Barclays Bank PLC and all loans payable to BRE/Europe 2 Finance S.A.R.L. and BRE/Europe 2 S.A.R.L (see note 5). The interest rate swap and interest rate cap purchased from Barclays Bank PLC in 2003 were terminated in connection with the closing of the acquisition (see note 7).

At closing, BRE/Europe 2 S.A.R.L. contributed into the Group $3,383 (original amount: £1,780) to fund a contribution of an equal amount made by Lomar Hotel Company Limited into the London Marriott (1983) Retirement Fund Pension Scheme.

At closing, an additional incentive management fee of $10,457 (original amount: £5,500) was paid by the Grosvenor Group to Marriott Hotels, Ltd in accordance with the management agreement described in note 11.